CONSULTING AGREEMENT


This Consulting Agreement ("Agreement") is made and entered into as of the 31st day of December , 2003, between FINANCIAL INDUSTRIES CORPORATION, a Texas business corporation ("FIC") and ACTUARIAL RISK CONSULTANTS, INC., a Nevada business corporation ("ARC").

                              W I T N E S S E T H:

     WHEREAS, ARC provides actuarial services to life insurance companies; and

     WHEREAS, ownership of ARC was acquired by George Wise from a subsidiary of FIC, effective as of December 31, 2003; and

     WHEREAS, ARC desires to provide certain actuarial consulting services to the life insurance subsidiaries of FIC, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, ARC and FIC, in consideration of the agreements and conditions contained herein, hereby agree as follows:

1. DESCRIPTION OF SERVICES. During the period from January 1, 2004 to December 31, 2005, ARC agrees to provide up to 2,000 hours of actuarial consulting services by George Wise and Cory Zass to the life insurance subsidiaries of FIC, as requested by FIC (the "Services"); provided, however, that neither FIC, nor the life insurance subsidiaries of FIC, will be obligated to request any given number of hours of Services from ARC. On and after February 1, 2004, each such request will be made in writing, signed by an authorized officer of FIC and will describe the services to be provided. Upon receipt of each such request, ARC will inform FIC in writing of the number of hours which it expects will be required in order to complete the particular request.

2. PERFORMANCE OF SERVICES. The Services to be provided by ARC under this Agreement shall be performed by, or under the supervision of, either George Wise or Cory Zass, who are employees of ARC.

3. PAYMENT. ARC will bill the applicable life insurance subsidiary of FIC at the rate of $125.00 per hour for Services provided to such subsidiary by George Wise or Cory Zass. For Services provided by employees of ARC other than Messrs. Wise or Zass, ARC will bill the applicable life insurance subsidiary of FIC in accordance with the established rate schedule of ARC with respect to such employee. This fee will be payable on a monthly basis for Services provided during the preceding month.

4. EXPENSES. ARC will bill the applicable life insurance subsidiary of FIC for reasonable "out of pocket" expenses incurred by ARC in connection with its performance of the Services for travel, long distance telephone, filing fees paid to state insurance regulatory agencies on behalf of the life insurance company subsidiaries of FIC and other reasonable expenses approved in writing by an authorized officer of FIC.

5. TERM/TERMINATION. This Agreement shall terminate automatically on December 31, 2005, unless terminated at an earlier date upon mutual agreement of the parties.

6. RELATIONSHIP OF PARTIES. It is understood by the parties that ARC, and the employees of ARC performing the Services, are independent contractors with respect to FIC and its subsidiaries, and not employee of FIC or its subsidiaries. Neither FIC nor any of its subsidiaries will provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of employees of ARC performing the Services.

7. DISCLOSURE. ARC is required to disclose to FIC the existence of any consulting activities or interests that conflict, or may conflict, with the best interests of FIC or its subsidiaries. Prompt disclosure is required under this paragraph.

8. EMPLOYEES. ARC's employees who perform Services under this Agreement will also be bound by the provisions of this Agreement. At the request of FIC, ARC will provide adequate written evidence that such persons are ARC's employees.

9. INJURIES. ARC acknowledges that it is the obligation of ARC to obtain appropriate insurance coverage for the benefit of ARC and ARC's employees. ARC waives any rights to recovery from FIC or any subsidiary of FIC for any injuries that employees of ARC may sustain while performing the Services under this Agreement.

10. INDEMNIFICATION.

     (a) ARC agrees to indemnify and hold FIC and its officers and directors, its affiliates and subsidiaries and officers and directors of its affiliates and subsidiaries (the "Indemnified Parties") harmless from all claims, losses, expenses, fees including attorney fees, costs, and judgments that may be asserted against the Indemnified Parties that result from the negligence or misconduct of ARC, ARC's employees and ARC's agents in connection with the performance of the Services.

     (b) FIC agrees to indemnify and hold ARC and its officers and directors harmless against any and all losses, claims, damages, or liabilities to which ARC may become subject to arising in any manner out of or in connection with the provision of the Services hereunder, unless such losses, claims, damages, or liabilities are attributable to the negligence or misconduct of ARC or its officers, employees and directors.

12. ASSIGNMENT. The obligations of ARC under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of an authorized officer of FIC. This Agreement may not be assigned or transferred by FIC to any other person, firm, or corporation without the prior written consent of an authorized officer of ARC.

13. CONFIDENTIALITY. ARC recognizes that, in connection with the performance of the Services, ARC has and will obtain confidential and proprietary information pertaining to FIC and the life insurance subsidiaries of FIC (collectively, "Information") which are valuable, special and unique assets of FIC and its subsidiaries, and need to be protected from improper disclosure. In consideration of the disclosure of the Information, ARC agrees that it will not at any time or in any manner, either directly or indirectly, use any Information for ARC's own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Chief Executive Officer of FIC. ARC agrees that it will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

14. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that ARC has disclosed (or has threatened to disclose) Information in violation of this Agreement, FIC shall be entitled to an injunction to restrain ARC and ARC's employees from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. FIC shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

15. CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

16. RETURN OF RECORDS. Upon termination of this Agreement, ARC will deliver all records, notes, data, memoranda and other materials (the "Materials") of any nature that are in ARC's possession or under ARC's control and that are the property of FIC or a subsidiary of FIC or relate to the business of FIC or a subsidiary of FIC; provided, however, that, to the extent that applicable laws or regulations require that ARC maintain a copy of the Materials, ARC may so notify FIC in writing of such requirements and retain either the original, or a copy, as applicable, of such Materials.

17. NOTICES. All notices required or permitted under this Agreement shall be in writing and delivered as follows:

     (a) If to ARC:

                George Wise,
                3001 Huron Club court
                Austin, Texas 7873


     (b) If to FIC:

                Theodore A. Fleron, General Counsel
                Financial Industries Corporation
                6500 River Place Blvd.,
                Austin, Texas 78730

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 17 will (i) if delivered personally, be deemed given upon delivery, (ii) if delivered by facsimile transmissions, be deemed given when sent and confirmation or receipt is received, and (iii) if delivered by mail in the manner described above, be deemed given on the third business day after the deposit in a regular depositary of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving notice to the other parties hereto specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

19. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

20. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

21. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

22. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



Actuarial Risk Consultants, Inc.
By: ____________________________
Name: __________________________
Title: _________________________



Financial Industries Corporation
By: ____________________________
Name: __________________________
Title: _________________________